Dynamic Alternatives Fund

(the “Fund”)

Supplement dated June 15, 2023
to the Prospectus and Statement of Additional Information (“SAI”),

each dated February 10, 2023, as amended

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Effective immediately, the Fund’s website is http://www.dynamicalternativesfund.com and the corresponding disclosure on the cover of the Prospectus is amended and restated as follows:

This Prospectus provides important information about the Fund that you should know before investing. You should read this Prospectus carefully and retain it for future reference. Additional information about the Fund, including the SAI dated February 10, 2023, has been filed with the Securities and Exchange Commission (the “SEC”). You can request a copy of the SAI and annual and semi-annual reports of the Fund, when they are available, without charge, by writing to the Fund at c/o Ultimus Fund Solutions, LLC 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022-3474, or by calling the Fund toll-free at 833-617-2624. You may also call the Fund’s toll-free telephone number to request other information about the Fund or to make Shareholder inquiries. The SAI is incorporated by reference into this Prospectus in its entirety. You can view information about the Fund, including the SAI and other material incorporated by reference into the Fund’s registration statement, on the SEC’s website (http://www.sec.gov). The Fund’s website is http://www.dynamicalternativesfund.com.

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You should read this Supplement in conjunction with the Fund’s Prospectus and SAI, each dated February 10, 2023. This Supplement provides information that you should know about the Fund before investing and has been filed with the Securities and Exchange Commission. This Supplement is available upon request and without charge by calling the Fund toll-free at 1-833-617-2624.

Please retain this Supplement for future reference.